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                                                                    EXHIBIT 10.3


                              UNIVERSAL SELF CARE, INC.
                                11585 FARMINGTON ROAD
                               LIVONIA, MICHIGAN 48150
                                        -AND-
                               DIABETES SELF CARE, INC.
                          3601 THIRLANE ROAD, N.W., SUITE 4
                               ROANOKE, VIRGINIA 24019


                                                       January 28, 1998

Mr. Tod Robinson
12744 Via Nieve
San Diego, California  92130

                         Re:  TERMINATION AGREEMENT

Dear Mr. Robinson:

     This letter sets forth the agreement between you and Diabetes Self Care, Inc. ("Diabetes") and Universal Self Care, Inc. ("USCI"), regarding your termination as an employee of Diabetes.

     1. RESIGNATION DATE. Your employment as an employee of Diabetes will terminate, effective as of the close of business on the Closing Date of the transactions contemplated by the Asset Purchase Agreement (as such term is defined below) (the "Effective Date") of the Asset Purchase Agreement, dated November 14, 1997, as amended, by and among Gainor Medical Management LLC, Universal Self Care, Inc., Diabetes Self Care, Inc. and various other parties identified therein (the "Asset Purchase Agreement"). It is expressly agreed and understood by the parties hereto that the termination of your employment is by mutual consent and is not in any manner to be construed as termination for "Cause" as defined in the Employment Agreement dated as of March 10, 1996, between you and Diabetes, as amended by letter agreement dated June 30, 1997 (the "Employment Agreement").

     2. CANCELLATION OF EMPLOYMENT AGREEMENT. In mutual consideration of the promises contained in this termination agreement (the "Agreement"), effective as of the Effective Date the Employment Agreement shall terminate and be of no further force and effect, except as otherwise provided in this Agreement.
Unless otherwise separately defined herein, all capitalized terms used herein shall have the same meaning as defined in the Employment Agreement.

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     3.   PAYMENTS.  Subject to this Agreement, USCI, the parent of Diabetes, will pay you or provide you with the following benefits in connection with the termination of your employment with Diabetes (the "Severance Benefits"):

          a) SEVERANCE PAYMENT. As full cash consideration for the termination of your employment, USCI shall pay to you the amount of $151,500 as compensation for your Base Salary, which sum includes the $500 monthly car allowance (without inclusion of any amounts for mileage charges) through August 1, 1999, without payment of the car allowance for the month of August 1999 (such lump-sum payment refereed to hereinafter as the "Severance Payment"). The Severance Payment shall be payable to you in twelve (12) equal monthly installments of $12,625 each, commencing on the later to occur of Closing Date or February 1, 1998 and continuing through January 1, 1999. Other than amounts referred to in subparagraphs (b), ( c), (d), (e) and (f) below, this amount represents the entire cash payment to be payable to you as a result of the termination of your employment by Diabetes.


          (b) MOTOROLA COMMISSION AND PURCHASE OF ASSETS. In consideration of your assistance in obtaining a diabetes management and supply contract between USCI Healthcare Management Solutions, Inc. and Motorola, Inc. you shall receive a commission of $4,000, payable upon the Effective Date.

          (c) ASSUMPTION OF LEASE. You agree to assume all of the obligations and liabilities of Diabetes under the lease for the Premises between Diabetes and M.C. Strauss Company (the "Landlord") dated May 14, 1997 (the "Lease") and Diabetes agrees to assign to you all of its rights, title and interest under the Lease in consideration of the sum of $2,700, representing the balance of monthly payments to become due under the Lease, plus an additional $200, representing reimbursement of processing fees in securing the assignment of the Lease from the Landlord, for an aggregate consideration of $2,900 payable to you by USCI on the Effective Date. You agree to indemnify and hold Diabetes and USCI harmless from and against any and all claims, actions and causes of action, fees, costs and expenses arising out of or in connection with any acts or failures to act on your part in connection with the Premises, or any breaches of your obligations under the Lease, which acts or failures to act or breaches occur subsequent to the Effective Date.

          (d) PERFORMANCE BONUS AND COMMISSION. Within thirty (30) days of the Effective Date, you shall receive payment of all amounts otherwise owed to you under the terms of Section 3(b) of the Employment Agreement for your activities under the Employment Agreement prior to the Effective Date, if any. The amount of such payment shall be determined by USCI and when paid shall be in full satisfaction of payments to which Diabetes is obligated to you under Section 3(b) of the Employment Agreement.

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          (e)  VACATION PAY.  You shall be paid all accrued vacation pay, accrued through the Effective Date, on the Effective Date.

          (f) PROFIT PARTICIPATION. Within thirty (90) days following the end of USCI's fiscal year ending June 30, 1998, you shall receive payment of all amounts otherwise owed to you as your Profit Participation under the terms of
Section 3(c) of the Employment Agreement, if any; PROVIDED, that the period of time with respect to which any Profit Participation payment arises shall be measured solely with respect to the After-Tax Profits earned by Diabetes for the period commencing on July 1, 1997 and terminating on the Effective Date. The amount of such payment shall be determined by USCI and when paid shall be in full satisfaction of payments to which Diabetes is obligated to you under
Section 3(c) of the Employment Agreement.

          (g) SECTION 401 (K) BENEFITS. You shall be entitled to receive benefits under the Diabetes Self Care, Inc. Employee Savings Plan in accordance with the terms of such plan based upon the service credited to you through the earlier of the Effective Date or the date of termination of the plan.

          (h) STOCK OPTIONS. All stock options granted to you under the terms of stock option agreements entered into pursuant to the Employment Agreement shall be fully vested without further restrictions as of the Effective Date, and shall continue in full force and effect through the date of expiration thereof, notwithstanding any other terms which may be contained in such stock option agreements and the Employment Agreement which would otherwise result in termination of such stock options.

          (i) COBRA RIGHTS. After the Effective Date, you shall be entitled to group health insurance continuation benefits pursuant to the relevant provisions of the Consolidated Omnibus Budge Reconciliation Act of 1985 and any other statutory health insurance rights at your sole cost and expense.

          (j) NO OTHER BENEFITS. Except as expressly set forth in this Section 3, you shall not be entitled to any other payments or benefits from Diabetes, USCI or any of their parents, subsidiaries or affiliates (collectively, the "Company"), or to participate in any employee benefit program of the Company on or after the Effective Date. You also agree to waive any right you may have to reemployment with the Company in any capacity. You agree that you have received full reimbursement for all business expenses owned to you by the Company, except for expenses, not to exceed $2,500 in the aggregate, which you incurred in the ordinary course of business and for which your invoices have not yet been received and approved.

     4.   RELEASE OF CLAIMS.

          a) In recognition of the consideration recited above, (i) you hereby release Diabetes, and (ii) subject at all times to your timely and satisfactory receipt of all payments and

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other consideration to which you may be entitled hereunder, you hereby release and discharge USCI and any of their present, former and future partners, affiliates, direct and indirect parents, subsidiaries (other than Diabetes), successors, directors, officers, employees, agents, attorneys, heirs and assigns (collectively, the "Released Parties"), from any and all claims, actions and causes of action that you may have as of the Effective Date with respect to the Released Parties, which arise out of your employment relationship with Diabetes and any other released Parties, your rights to any compensation or benefits from the Released Parties in connection with your employment, your Employment Agreement, or the termination of your employment with the Released Parties (collectively, the "Released Claims"). The Released Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the civil Rights Act of 1866, the Civil Rights Act of 1991, Employee Retirement Income Security Act of 1974,the Family and Medical Lease Act of 1993, and any other federal, state or local law whether such claim arises under statute or common law and whether or not you are presently aware of the existence of such claim, damage, action and cause of action, suit or demand, and any personal gain with respect to any claim arising under the provisions of the False Claims Act, 31 U.S.C. 3730, other than an action or suit to enforce this Agreement. You also forever release, discharge and waive any right you may have to recover in any proceeding brought by any federal, state or local agency against the Released Parties to enforce any laws with regard to any Released Claim. You agree that the value received as described in this Agreement shall be in full satisfaction of any and all claims, actions or causes of action for payment or other benefits of any kind that you may have against the Released Parties in respect of Released Claims, other than any claims you may have to vested benefits under any of the Company's "employee pension benefit plans" or "employee welfare benefit plans" as defined under ERISA, or to any rights or entitlements arising under any stock option agreements. By signing this Agreement, you represent that you have been given the opportunity to consult with the attorney(s) of your choice prior to signing this Agreement and to have those attorney(s) explain the provisions of this Agreement to you and that you have knowingly and voluntarily accepted the terms of the offer as described herein.

          b) The Released Parties hereby release you from any and all claims, actions and causes of action, known or unknown, that the Released Parties may have with respect to the performance of your duties and obligations in connection with your employment relationship with Diabetes and any other Released Parties and pursuant to your Employment Agreement. USCI hereby indemnifies you against any and all claims, actions and causes of action, known or unknown, that any third party may have with respect to the performance of your duties and obligations in connection with your employment relationship with Diabetes and any other Released Parties and pursuant to your Employment Agreement, except for such claims, actions and causes of action arising out of or in connection with your willful misconduct.

          c) In connection with the releases provided for herein, each of the parties hereto has been advised by counsel of the provisions of Section 1542 of the Civil Code of the

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State of California and they have read said Section and hereby expressly waive the benefits of said Section, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor."

      5.  PROTECTION OF THE COMPANY'S INTERESTS.

          a) CONFIDENTIALITY. Notwithstanding any other provision hereof, you shall remain obligated by all written agreements which may exist between you and the Company or between you and any third party executed in connection with your employment by the Company regarding confidentiality, including, but not limited to Section 5 of the Employment Agreement.

          (b) EXCLUSIVE PROPERTY. You confirm that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by you relating to the business of the Company shall be and remain the property of the Company. You further agree that you shall deliver to the Company on the Effective Date, and shall not without the consent of the Company retain copies of, any written materials not previously made available to the public, or records and documents that you made or that came into your possession concerning the business or affairs of the Company.

     6. TAXES. USCI shall be permitted to withhold any amounts for federal, state or local tax purposes required to be withheld with respect to the consideration awarded under the terms of this Agreement and to remit such amounts to the relevant taxing authority.

     7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts to be performed in that state and without regard to laws that might otherwise govern under applicable principles of conflicts of law.

     8. SUCCESSORS AND ASSIGNS. The rights and obligations under this agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Company and to your heirs, executives, successors and assigns-

     9. ENTIRE AGREEMENT/MODIFICATION. The terms and provisions of this instrument constitute the entire agreement between the Company and you and shall supersede all previous communications, representations or agreements, either verbal or written, between the parties hereto (including, but not limited to any communications, representations or agreement with any employee or representative of Gainor Medical Management LLC or any of its affiliates) with respect to your employment with the Company, including, without limitation, the Employment

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Agreement, except as otherwise provided herein. This Agreement may not be enlarged, modified, amended or altered except in writing signed by the Company and you.

          Please indicate your agreement and acceptance of the terms and conditions of this Agreement by signing this document in the place provided below.

                                             UNIVERSAL SELF CARE, INC.


                                             By:
                                                  ------------------------
                                                  Brian D. Bookmeier
                                                  President


                                             DIABETES SELF CARE, INC.


                                             By:
                                                  ------------------------
                                                  Alan M. Korby
                                                  President
ACCEPTED BY:

------------------------
Tod Robinson

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STATE OF VIRGINIA   )
                    :   SS.:
COUNTY OF ROANOKE   )



          On January _, 1998, before me personally came Tod Robinson to me known to be the individual described in, and who executed the foregoing Termination Agreement and duly acknowledged to me that he executed the same.


                                             NOTARY PUBLIC

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STATE OF MICHIGAN   )
                    :   SS.:
COUNTY OF WAYNE     )


          On January _, 1998, before me personally came Brian Bookmeier, to me known to be the President of Universal Self Care, Inc. as described in, and who executed the foregoing Termination Agreement, and duly acknowledged to me that he executed the same in such capacity on behalf of Universal Self Care, Inc.


                                             NOTARY PUBLIC



STATE OF VIRGINIA   )
                    :   SS.:
COUNTY OF ROANOKE   )


          On January _, 1998, before me personally came Edward Buchholz, to me known to be the President of Diabetes Self Care, Inc. as described in, and who executed the foregoing Termination Agreement, and duly acknowledged to me that he executed the same in such capacity on behalf of Diabetes Se-If Care, Inc.


                                             NOTARY PUBLIC